Exhibit 10.1

Settlement Agreement

This Settlement Agreement, dated July 27, 2022 (including all exhibits hereto, this “Agreement”), is by and among Lifeway Foods, Inc. (the “Company”) on the one hand and Edward Smolyansky (“Mr. Smolyansky”) and Ludmila Smolyansky (“Mrs. Smolyansky” and, together with Mr. Smolyansky, the “Shareholders”) on the other hand (each, a “Party” and, collectively, the “Parties”).

The Parties hereto agree as follows:

1.                  The Company agrees that the Board of Directors of the Company (the “Board”) or a duly authorized committee thereof shall take all necessary actions to (i) nominate, submit to shareholders, recommend and solicit proxies for (in a manner no less favorable than its solicitation on behalf of other nominees of the Board) Mrs. Smolyansky for re-election as director at the 2022 annual meeting of the shareholders (together with any postponements, adjournments or other delays thereof, the “2022 Annual Meeting”) as a member of the Board’s slate of director nominees, which slate shall then include only the following individuals: Juan Carlos Dalto, Jodi Levy, Dorri McWhorter, Perfecto Sanchez, Jason Scher, Pol Sikar, Julie Smolyansky and Ludmila Smolyansky (collectively, the “Nominees”), and (ii) within five (5) business days after the date hereof, and effective no later than the 2022 Annual Meeting, increase the number of directors of the Company to eight (8). The Company hereby represents and warrants that, except for Mr. Smolyansky, no shareholder of the Company has timely notified the Company of an intent to nominate any other individual for election to the Board at the 2022 Annual Meeting, and agrees that no such other nomination shall be permitted. During the Term (as defined below), the Company shall not increase the number of directors of the Company to more than nine (9). The Company agrees that if Mrs. Smolyansky is not elected, resigns as a director or is otherwise unable to serve as a director during the Term, the Company shall provide the Shareholders with criteria established by the Board for a substitute person, other than the Shareholders, to fill the resulting vacancy and the Shareholders shall have the right to nominate a substitute person who satisfies such criteria, subject to the approvals of the ACG Committee (as defined below) and of the Board, in each case after consideration of the substitute person in good faith and exercising its fiduciary duties, which approvals shall not be unreasonably withheld. During the Term, Mrs. Smolyansky agrees to vote as a director in favor of any amendment to any Company policies to which the directors are subject that receive votes in favor from at least a majority of the other directors.

2.                  The Shareholders agree to appear in person or by proxy and vote all shares of common stock of the Company (the “Common Stock”) beneficially owned (in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), individually or otherwise, and controlled by each of the Shareholders and over which the Shareholders have power and authority to vote (“Voting Shares”) in favor of (i) the Nominees submitted to shareholders by the Board for election at the 2022 Annual Meeting and (ii) all other Board-recommended shareholder proposals to be considered at the 2022 Annual Meeting, as set forth in the Company’s preliminary proxy statement, in the form filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022 (the “Preliminary Proxy Statement”), or, at the request of the Company, to appear in person and to give their proxy to the Company-appointed proxies to be voted in their capacities as such without instruction as to how to vote on any such proposal. Mr. Smolyansky hereby agrees to consent to and approve the voting of shares of Common Stock held by Smolyansky Holding LLC in favor of the matters set forth in (i) and (ii) above.

3.                  Each Shareholder hereby grants a proxy to the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, or any of them from time to time, or their designees (each a “Proxy Holder”), to vote (or consent pursuant to an action by written consent of the shareholders, if applicable) with respect to the matters referenced under Section 2 hereof, and hereby authorizes each Proxy Holder to represent and vote, if and only if such Shareholder (i) fails to vote, or (ii) attempts to vote (whether by proxy, in person or by written consent), in a manner which is inconsistent with the terms of this Agreement, all of such Shareholder’s Voting Shares in accordance with the terms and provisions of Section 2 of this Agreement or to take any action necessary to effect Section 2 of this Agreement. Each of the proxies granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and the other Parties in connection with this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until the end of the Term (as defined below). Except as may be set forth in, or as may be granted pursuant to, any pledge arrangement referenced in the Preliminary Proxy Statement, each Shareholder hereby revokes any and all previous proxies or powers of attorney with respect to the Voting Shares and shall not hereafter, unless and until the end of the Term without the consent of the Company, purport to grant any other proxy or power of attorney with respect to any of the Voting Shares, deposit any of the Voting Shares into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any of the Voting Shares, in each case, with respect to any of the matters set forth herein.

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4.                  Mr. Smolyansky hereby formally and irrevocably withdraws the notice of the nomination of Mr. Smolyansky, Robert Whalen, Austin Hollis and Iana Trifonova previously submitted to the Company in the letter of March 10, 2022 to the Board from Mr. Smolyansky.

5.                  The Company further agrees that the Board shall delegate to its Audit and Corporate Governance Committee (the “ACG Committee”) the responsibility, duty and authority to explore strategic alternatives for the Company and to grant the ACG Committee the authority to hire advisors, attorneys and/or accountants as it deems necessary and desirable to conduct such exploration. The ACG Committee shall engage a nationally recognized financial advisor to assist it with the exploration of strategic alternatives. The Company shall provide notice to Mrs. Smolyansky of all meetings and other proceedings of the ACG Committee (or any other committee or subcommittee of the Board) related to such exploration, and Mrs. Smolyansky shall be entitled to attend as an observer, without voting rights, any portion of such meetings or proceedings related to such exploration, subject to all processes, procedures and rules of conduct established by the ACG Committee for its meetings and the Code, and to receive copies of all relevant meeting materials concurrent with their distribution to other members of the ACG Committee (or such other committee or subcommittee of the Board).

6.                  From the date hereof through the date that is the earliest of (i) ten (10) days prior to the deadline for the submission of shareholder nominations for the Company’s 2023 annual meeting of shareholders (the “2023 Annual Meeting”), (ii) ten (10) days prior to the deadline for the making of shareholder proposals at the 2023 Annual Meeting, and (iii) the date of any material breach by the Company of its obligations under this Agreement, other than a breach resulting from actions of any Shareholder, provided that (if such breach is curable) the Company has received ten days prior written notice of such breach and such breach has not been cured prior to the expiration date of such ten day period (the “Term”), other than in their respective capacities as a director of the Company or otherwise in accordance with this Agreement, the Shareholders shall not, without the prior written consent of the Company:

(a)               make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” to vote (as such terms are used in the rules of the SEC), or seek to advise or influence any person with respect to the voting of, any Common Stock (other than as a member of the Board and only in a manner consistent with the Board’s recommendation in connection with such matter);

(b)               present at any annual meeting or any special meeting of the Company’s shareholders or through action by written consent any proposal for consideration for action by shareholders or (except as explicitly permitted by this Agreement) propose any nominee for election to the Board or seek the removal of any member of the Board, other than in the capacity as a director of the Company;

(c)               act, alone or in concert with others, to seek to control the management, Board, policies, or affairs of the Company or solicit, propose, seek to effect or negotiate with any other Person (including, without limitation, the Company) with respect to any form of business combination or other extraordinary transaction with the Company or any restructuring, recapitalization, similar transaction, or other transaction not in the ordinary course of business, with respect to the Company; provided, however, nothing in this clause (c) shall present the Shareholders from selling or purchasing any Common Stock;

(d)               request, or take any action to request, access to or review, inspection or copying of, the Company’s list of shareholders, or any information in the possession or control of the Company or to which the Company has access relating to Common Stock beneficially owned by any Person, whether under state law, federal law (including but not limited to the federal securities laws and the rules of the SEC) or otherwise, or make any request of the Company to distribute materials to any of the Company’s shareholders;

(e)               request, or take any action to request, access to or review, inspection or copying of, any of the Company’s books and records, in whatever form such records may be maintained, whether under state law, federal law (including but not limited to the federal securities laws and the rules of the SEC) or otherwise;

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(f)                other than as contemplated by this Agreement, and except for any agreement solely among the Shareholders or their Affiliates that does not otherwise violate this Section 6, enter into any shareholders’ agreement, voting agreement or voting trust with other holders of Common Stock;

(g)               make or issue, or cause to be made or issued, any public disclosure, statement or announcement (including any SEC filing) (x) in support of any solicitation described in clause (a) above, or (y) negatively commenting upon the Company, including the Company’s corporate strategy, business, research and development, corporate activities, Board or management (and including making any statements critical of the Company’s business, strategic direction, capital structure or compensation practices);

(h)               institute, solicit, assist or join, as a party, any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers in such capacities (including derivative actions) other than to enforce the provisions of this Agreement; or

(i)                 direct, instruct, assist or encourage any of their respective Affiliates, Associates or representatives to take any such action.

7.                  Furthermore, as used herein, (a) the terms “Affiliate” and “Associate” (and any plurals thereof) have the meanings ascribed to such terms under Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder and shall include all persons or entities that at any time become Affiliates or Associates of any applicable person or entity referred to in this Agreement; provided, however, that for purposes of this Agreement, neither the Company nor any of its subsidiaries, nor any of their respective directors, officers or employees, shall be deemed Affiliates or Associates of Mr. Smolyansky or Mrs. Smolyansky; provided, however, that the Shareholders acknowledge that they may be deemed Affiliates or Associates of each other.

8.                  Except as may otherwise be required by law, from and after the date hereof, no Party shall directly or indirectly make or issue or cause to be made or issued any disclosure, announcement, or statement (including without limitation the filing of any document or report with the SEC (with the exception of information disclosed in the 2022 definitive proxy statement) or any other governmental agency or any disclosure to any journalist, member of the media, or securities analyst) concerning another Party or, with respect to the Company, any of its past, present or future directors, officers, employees, advisors or consultants or other Affiliates or Associates, which disparages such other Party or any of such other Party’s respective past, present, or future directors, officers, employees, advisors, consultants or other Affiliates or Associates.

9.                  Notwithstanding anything in this Agreement to the contrary, the Company shall provide the Shareholders a draft of any proposed disclosure in any press release, report, proxy statement or other public disclosure that references this Agreement or the matters covered hereby for review and comment, in each case at least twenty-four (24) hours prior to the issuance, filing or furnishing thereof (the “Review Period”). The Company shall consider any reasonable comments of the Shareholders thereto. Subject to the preceding sentence, upon the expiration of the applicable Review Period, the Company may deem such disclosure approved without further communications with the Shareholders and may disseminate, file or furnish such disclosure publicly. Neither the Shareholders nor any of their Affiliates shall make or cause to be made any public announcement or statement that is inconsistent with or contrary to the statements made in the Company’s initial press release regarding this Agreement (as disclosed to the Shareholders prior to the execution hereof) except as required by law.

10.              Within five (5) business days of the execution of this Agreement, the Company shall reimburse the Shareholders’ reasonable and documented legal expenses incurred to date in connection with the Shareholders’ solicitation of proxies from the Company’s shareholders and the negotiation and execution of this Agreement in an amount not to exceed $15,000 in the aggregate.

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11.              Each of the Shareholders, on his or her own behalf, individually and as trustee, manager, or similar capacity of any other shareholder, and that of his or her heirs, executors, attorneys, administrators, successors, and assigns, fully releases and discharges the Company, its predecessors, successors, parents, subsidiaries, affiliates, and assigns, and its and their directors, officers, trustees, employees, and agents, in such official capacities (the “Releasees”) from all liability, claims, demands, and actions that the Shareholders in their capacity as shareholders now have, may have had, or may ever have, whether currently known or unknown, as of or prior to the Shareholders execution of this Agreement. For the avoidance of doubt, neither of the Shareholders releases any of the Releasees from any liability, claims, demands or actions that such Shareholder may have in his or her capacities as a current or former director, consultant, officer, employee or agent of, or licensor to, the Company, or in any other capacity other than as a shareholder of the Company, and neither of the Shareholders releases any of the Releasees from any liability, claims, demands or actions that such Shareholder may have against such Releasee in such Releasee’s individual capacity.

12.              Notice. All communications to a Party pursuant to or in connection with this Agreement shall be sent to the applicable mailing and email addresses set forth below, or to such other address(es) of which such Party may subsequently notify the other Parties in writing:

For the Shareholders: to their mailing and email addresses set forth in the Company’s books and records,

with a courtesy copy, which shall not constitute notice, to:

Nicholas H. Callahan

Barack Ferrazzano Kirschbaum & Nagelberg LLP
200 W. Madison Street, Suite 3900
Chicago, IL 60606
nick.callahan@bfkn.com

For the Company:

Lifeway Foods, Inc.

Attn: Julie Smolyansky, President and Chief Executive Officer and

Eric Hanson, Chief Financial Officer
6431 West Oakton St.
Morton Grove, IL 60053
julies@lifeway.net
erich@lifeway.net

with a courtesy copy, which shall not constitute notice, to:

Kelley Drye & Warren LLP

Attn: Tim Lavender

333 West Wacker Drive

Suite 2600

Chicago, IL 60606

tlavender@kelleydrye.com

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13.              Each Party shall instruct its Affiliates and Associates to comply with the terms of this Agreement and shall be responsible for any breach of this Agreement by any such Affiliate or Associate. A breach of this Agreement by an Affiliate or Associate of a Party, if such Affiliate or Associate is not a Party to this Agreement, shall be deemed to occur if such Affiliate or Associate engages in conduct that would constitute a breach of this Agreement if such Affiliate or Associate was a Party to the same extent as a Party to this Agreement.

14.              THE CONSTRUCTION AND INTERPRETATION OF THIS AGREEMENT SHALL BE EXCLUSIVELY GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ITS CONFLICT OF LAW RULES. BY SIGNING THIS AGREEMENT, THE PARTIES IRREVOCABLY CONSENT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS, EASTERN DIVISION, OR THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS, IF NO GROUNDS FOR FEDERAL JURISDICTION ARE AVAILABLE, FOR RESOLUTION OF ALL DISPUTES RELATING TO OR ARISING UNDER THIS AGREEMENT. BY SIGNING THIS AGREEMENT, THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHTS HE OR SHE MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT.

15.              The Parties agree to promptly confer and, if necessary, submit to mediation in front of a JAMS mediator in Chicago, Illinois within 20 days of any disputes arising out of or relating to this Agreement, and the Company on the one hand and the Shareholders on the other hand shall be equally responsible for all fees and expenses of the mediator.

16.              No amendment, modification or waiver of this Agreement shall be binding or effective for any purpose unless it is made in a writing signed by the Party against whom enforcement of such amendment, modification, or waiver is sought. No course of dealing between the Parties to this Agreement shall be deemed to modify, amend, or discharge any provision or term of this Agreement. No delay by any Party to this Agreement in the exercise of any of its rights or remedies shall operate as a waiver thereof, and no single or partial exercise by any Party to this Agreement of any such right or remedy shall preclude any other or further exercise thereof. A waiver of any right or remedy on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on any other occasion.

17.              This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement, and shall become binding when one or more counterparts have been signed by each of the Parties hereto and delivered to each of the other Parties hereto. Delivery of an executed counterpart of this Agreement by facsimile or electronic mail in portable document format (pdf) shall be equally as effective as delivery of an original executed counterpart of this Agreement.

18.              The Parties and their respective legal counsel participated in the preparation of this Agreement and the Parties have consulted their legal counsel, and therefore, this Agreement shall be construed neither against nor in favor of any of the Parties hereto, but rather in accordance with the fair meaning thereof. Words in this Agreement of the male, female, or neutral gender shall be construed to include any other gender where appropriate. Words used in this Agreement that are either singular or plural shall be construed to include the other where appropriate. The terms “Agreement,” “hereof,” “herein,” “hereby” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole. The word “or” shall not be exclusive.

19.              Any provision of this Agreement that is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability, or legality of such provision in any other jurisdiction. The Parties agree to negotiate in good faith to replace any illegal, invalid, or unenforceable provision of this Agreement with a legal, valid, and enforceable provision that, to the extent possible, will preserve the economic bargain of this Agreement.

20.              This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors, parents, affiliates, subsidiaries, officers, directors, partners, employees, and permitted assigns.

21.              Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other Party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the Parties hereto has executed this Agreement or caused the same to be executed by its duly authorized representative as of the date first above written.

LIFEWAY FOODS, INC.

By: /s/ Julie Smolyansky
Name: Julie Smolyansky
Title: Chief Executive Officer

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SHAREHOLDERS

/s/ Edward Smolyansky
Edward Smolyansky

/s/ Ludmila Smolyansky
Ludmila Smolyansky

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